UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Forbes Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Texas	26-1686176
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.04 par value per share, and associated rights to purchase Series A Junior Participating Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-170741

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A filed with the Securities and Exchange Commission on August 12, 2011, by supplementing Items 1 and 2 below with the following.

Item 1.	Description of Securities to be Registered

On July 8, 2013, the Company and CIBC Mellon Trust Company, as rights agent, entered into an Amendment to the Rights Agreement, or the Amendment, that increased the beneficial ownership triggering threshold under the Company’s Rights Plan from 15% to 20%, by amending the definition of “Acquiring Person” and certain exhibits thereto. All other terms and provisions of the Company’s Rights Plan remain unchanged.

This description is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by this reference.

Item 2.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amendment to Rights Agreement dated as of July 8, 2013 between Forbes Energy Services Ltd. and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 8, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORBES ENERGY SERVICES LTD.

By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

Date: July 8, 2013

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amendment to Rights Agreement dated as of July 8, 2013 between Forbes Energy Services Ltd. and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 8, 2013).

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